AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to that certain Loan and Security Agreement dated as of March 9, 2005, as amended by Amendment No. 1, dated May 23, 2005 (as amended, the “Agreement”) is made as of March 30, 2007, by and among Shells Seafood Restaurants, Inc., a Delaware corporation (the “Company”), and the Lenders (as defined in the Agreement) parties thereto. Capitalized terms not herein defined shall have the meaning given to them in the Agreement.

WHEREAS, the Agreement expires, subject to certain exceptions set forth therein, on May 23, 2007 (the “Maturity Date”);

WHEREAS, the parties to the Agreement desire to provide for the extension of the Agreement for an additional one (1) year such that it expires on May 23, 2008;

WHEREAS, as consideration for the extension the Agreement the Company desires to pay the Lenders an aggregate $100,800 in shares of the Company’s unregistered common stock based upon the fair market value of the Shares on the date hereof; and

WHEREAS, the parties have renegotiated the commitment amount of Bruce Galloway, IRA R/O to reduce such amount from $320,000 to $160,000 and desire to amend the Agreement to reflect such renegotiation.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

1.  Amendment to Section 1. Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

1. AMOUNT. The Lenders agree, on the terms and conditions of this Agreement, to make loans (hereinafter called individually a “Loan” and, collectively, “the Loans”) to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding One Million Four Hundred Forty Thousand Dollars ($1,440,000); provided, however that each Loan request by the Company to the Lenders, in the aggregate, shall be in increments of $200,000, and each individual Lender is committing to make Loans only up to the aggregate principal amount set forth opposite such Lenders’ name on Exhibit A hereto. The obligation of a Lender to make loans up to but not exceeding such aggregate principal amount at any one time outstanding is hereinafter called its “commitment.” Within such limits, the Company may borrow, repay, and reborrow funds under this revolving credit line, at any time or from time to time from the date hereof to and including May 23, 2008 (the “Maturity Date”), subject to earlier termination of the commitment of the Lenders in accordance herewith. All Loans shall be made by, and repayments (if any) made to, each of the Lenders, in proportion to the percentage interest set forth opposite such Lenders’ name on Exhibit A hereto; and shall be repaid, to the extent then still outstanding, on the Maturity Date (subject to earlier repayment as provided in Section 4 below).

2.  Consideration. On the date hereof the Company shall, as consideration for the extension of the Agreement, pay the Lenders an aggregate of $100,800 in shares of the Company’s unregistered common stock (the “Shares”) based upon the fair market value of the Shares on the date hereof. Each Lender shall receive that number of Shares as is set forth opposite such Lenders’ name on Exhibit B hereto.

3.  Lender Representations. Each Lender hereby represents and warrants to the Company, severally and not jointly, that:

(i) The Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(ii) The Lender understands that the Shares have not been, and will not be, registered under the Securities Act, and are being offered by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about the Company and compliance with applicable requirements regarding the holding period, the amount of securities to be sold and the manner of sale. The Lender acknowledges that the Company has no obligation to register or qualify the Shares for resale.

(iii) The Lender understands that the Shares and any securities issued in respect of or exchange for the Shares, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(iv) This Amendment No. 2 is made with the Lender in reliance upon the Lender’s representation to the Company, which by the Lender’s execution of this Amendment No. 2, the Lender hereby confirms, that the Shares to be acquired by the Lender will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.

(v) Neither the Lender, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4.  Entire Agreement. This Amendment No. 2, together with the provisions of the Agreement not amended hereby, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements, whether written or oral, between the parties hereto.

5.  Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed as of the date first above written.

SHELLS SEAFOOD RESTAURANTS, INC.

By: ____________________________
Name: Warren R. Nelson
Title: Chief Financial Officer

Frederick R. Adler

By: _____________________________
Frederick R. Adler

Trinad Capital, LP

By: _____________________________
Name:
Title:

Bruce Galloway, IRA, R/O

By: _____________________________
Name:
Title:

EXHIBIT A

Lender	% Interest of Loans Made	Aggregate $ Commitment
Fredrick R. Adler c/o Adler & Co. 750 Lexington Avenue New York, NY 10022	56%	$800,000
Trinad Capital, LP 2121 Avenue of the Stars Suite 2550 Los Angeles, CA 90067	33%	$480,000
Bruce Galloway, IRA R/O c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th Fl New York, NY 10019	11%	$160,000

EXHIBIT B

Lender	Number of Shares
Fredrick R. Adler c/o Adler & Co. 750 Lexington Avenue New York, NY 10022	124,444
Trinad Capital, LP 2121 Avenue of the Stars, St. 2550 Los Angeles, CA 90067	74,667
Bruce Galloway, IRA R/O c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th floor New York, NY 10019	24,889